Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL (SUCH SATISFACTION BEING TO THE FORM AND SUBSTANCE OF THE OPINION AS WELL AS TO THE COUNSEL RENDERING THE OPINION) THAT REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

WAR-000503	Void after May 31, 2018

WARRANT TO PURCHASE SHARES

THIS WARRANT is issued to Western Pacific Securities (the “Stockholder”) by KineMed, Inc., a Delaware corporation (the “Company.”). This Warrant is granted as of May 31, 2013 (the “Warrant Issue Date”) pursuant to the terms of that certain Placement Agent Agreement, dated as of September 12, 2012, between the Company and Western Pacific Securities (the “Placement Agent Agreement”).

1.    Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”) is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to Two Million Three Hundred One Thousand Four Hundred (2,301,400) shares of Common Stock of Company, par value $0.001 per share (the “Shares”), as more fully described below.

2.    Definitions.

A.   Exercise Price. The exercise price for the Shares shall be Fifteen Cents ($0.15) per share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

B.   Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date of this Warrant and ending on the expiration of this Warrant pursuant to Section 3 hereof.

C.   Change of Control. The term “Change of Control” shall mean: (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of the voting securities of the surviving entity, or (ii) the sale of all or substantially all of the assets of the Company.

3.    Exercise of Warrant. The purchase rights represented by this Warrant are fully vested as of the date hereof and may be exercised at the sole discretion of Holder (subject to the conditions set forth herein) commencing as of the date of issue set forth below and continuing until the earlier to occur of the following (the “Expiration Time”):

A.   5:00 p.m., California local time, on May 31, 2018.

B.   Any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of the voting securities of the surviving entity; or

C.   The sale of all or substantially all of the assets of the Company.

The Company shall provide at least five (5) days prior written notice of any event set forth in Section 3 B, C, or D. To the extent not duly exercised previously, the Holder’s rights under this Warrant will become void from and after the Expiration Time.

4.    Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

A.   The delivery of a completed and correct investor suitability questionnaire in a form satisfactory to the Company to the Secretary of the Company, representing that the holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other state or federal securities laws and regulations by reason of qualification and compliance at the time of exercise;

B.	The surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

C.	The payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5.    Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter and in any event within thirty (30) days of the delivery of the subscription notice.

6.   Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

A.   Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7A shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

B.   Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7A above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

C.   Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.    Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

10.	Representations and Warranties by Holder. Holder represents and warrants to the Company as follows:

A.   This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

B.   Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, they must be held by the holder indefinitely, and the holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (“California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent expressed above.

C.   Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

D.   Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

E.   Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act and amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

11.	Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

12.   Warrants Transferable. Subject to compliance with the terms and conditions of this Section 12, this Warrant and all rights hereunder are transferable in whole without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale, or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto describing briefly the manner thereof together with a written opinion of such holder’s counsel or other evidence, if requested by the Company, to the effect that such offer, sale, or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 12 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13.   Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

14.   Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier: (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed: (i) if to Holder, at Holder’s address set forth on Exhibit A to the Stock Purchase Agreement, and (ii)if to the Company, at the address of its principal corporate offices (attention: CEO) or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions herein.

15.   “Market Stand-Off” Agreement. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (“IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FNRA Rules or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 15 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the holders if all officers and directors enter into similar agreements and the Company uses all reasonable efforts to obtain similar agreements from all other greater than one percent (1%) stockholders. The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Section 15 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 15 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters, except in the case of legal separation, divorce or pursuant to the terms of a court order, shall apply to all holders subject to such agreements pro rata based on the number of shares subject to such agreements, provided that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to 1% of the Company’s outstanding Common Stock.

16.   Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state, except that: (i) any matters relating to securities laws and rights related thereto shall be governed by the applicable U.S. federal or the applicable state securities laws and regulations, and (ii) any corporate matters relating to and specifically set forth in the General Corporation Law of the State of Delaware shall be governed by the laws of Delaware.

17.   Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.   Entire Understanding. This Warrant supersedes any previous understanding or agreement with respect to the subject matter hereof.

Issued as of May 31, 2013

KINEMED, INC., a Delaware corporation

By:	/s/ David M. Fineman
Name: David M. Fineman
Title: President and Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO	KINEMED, INC.
5980 Horton Street, Suite 470
Emeryville, CA 94608
Attention: President

The undersigned hereby elects to exercise the attached Warrant and elects to purchase __________________________ Shares of Common Stock, par value $0.001 per share, of KineMed, Inc., a Delaware corporation pursuant to the terms of the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 10 of the attached Warrant (including Section 10E thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the right represented by the attached Warrant to purchase ______ shares of __________________________ of KINEMED, INC., a Delaware corporation, to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of _________, with full power of substitution in the premises.

Dated: _______________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: